SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM  8-K


                            CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                          January 10, 2000
                  (Date of earliest event reported)


                     MEDICAL ADVISORY SYSTEMS, INC.
         (Exact name of registrant as specified in its charter)


       DELEWARE                         2-98314-W               52-1233960
(State or other jurisdiction       (Commission File No.)      (IRS Employer
of incorporation or  organization)                          Identification No.)



8050 Southern Maryland Blvd., Owings, Maryland              20736
 (Address of Principal Executive Offices)                (Zip code)



Registrant's telephone number, including area code:  (301) 855-8070



Item 4.     MEDICAL ADVISORY SYSTEMS, INC. (DOC) ANNOUNCES CONTRACT
               AMENDMENT WITH AMERICASDOCTOR.COM, INC.

Owings, Maryland (January 10, 2000) - Medical Advisory
Systems, Inc. (AMEX:DOC) announced today the amending of its Call Center Service Agreement with AmericasDoctor.com, an Internet-based health information and resource site. The term of the Agreement is now fixed through July 2, 2003 and neither
Medical Advisory Systems nor AmericasDoctor.com has the right to unilaterally terminate the Agreement. The exclusivity of the Agreement has also been clarified. Medical Advisory Systems will be the exclusive provider for AmericasDoctor.com of all real-time Internet one-on-one chats with licensed healthcare professionals to persons residing in the United States.

Earlier today, AmericasDoctor.com and Affiliated Research
Centers announced a merger, "Establishing the first Internet healthcare company to significantly impact the pharmaceutical industry's development of new medicines and therapies." Their announcement went on to say, "The merger creates the first dedicated Internet solution to volunteer recruitment for clinical trials, the pharmaceutical industry's number one obstacle in getting products to the marketplace."

Dr. Tom Hall, CEO of Medical Advisory Systems commented,
"We are pleased to be a part of AmericasDoctor.com and its focused consumer support for a proven business to business financial plan. We support their business combination and look forward to servicing their needs through our Call Center Service Agreement. The amendment provisions are in total harmony with our corporate plans for international expansion."

Medical Advisory Systems, Inc. provides medical advice to ships at sea through a worldwide telecommunications system and operates a medical Internet and Telecommunications Call Center with more than 150 Physicians that provides medical information "chats" on the Internet and telephone 24 hours a day.

Item  7.     FINANCIAL STATEMENTS AND EXIBITS.

Exhibit No. 1

Addendum # 3 , dated January 5, 2000, between
AmericasDoctor.Com, Inc., and Medical Advisory Systems, Inc. to the Call Center Service Agreement, dated July 2, 1998.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  January 31, 2000                            /s/ Robert P. Crabb
                                                  _______________________
                                                  Robert P. Crabb
								  Secretary

Exhibit No. 1

	Addendum #3, dated January 5, 2000, between
AmericasDoctor.com, Inc., a Delaware corporation ("AD"), and Medical Advisory Systems, Inc., a Delaware corporation ("MAS"), to the Call Center Service Agreement, dated July 2, 1998, between AD and MAS.

                           Preliminary statement

The parties hereto are parties to a Call Center Service Agreement, dated July 2, 1998, as amended by Addendum #1 and Addendum #2 thereto
(the "Agreement") and wish to clarify certain matters set forth in the Agreement. Accordingly, the parties hereto agree as follows.

1. Term of the Agreement

        a. The term of the Agreement will end on July 1, 2003. Neither MAS nor AD will have the right unilaterally to terminate the Agreement at the end of the Initial Term or the Renewal Term.

        b. Sections 18(b) and 18(c) of the Agreement are hereby amended by deleting the following language from both sections: "...and for a period of one (1) year after the termination of this Service Agreement ..."

2. Exclusivity

        a. The Agreement applies to the provision of medical chat services to residents of the U.S. Neither MAS nor AD shall be restricted under the Agreement from providing medical chat services to residents of countries other than the U.S.

        b. The exclusivity provisions of the Agreement relate only to real-time Internet one-on-one chat services provided by licensed health care providers.

3. Quality control.  AD retains the right to monitor the quality of service provided by MAS.

4. Other matters.

        a. Provided that AD pays MAS all amounts owned to MAS under section 16 of the Agreement on or prior to the date 10 business days following the effective date of the merger (the "Merger") between AD and a wholly owned subsidiary of Affiliated Research Centers, Inc. ("ARC"), all AD defaults under the Agreement through the date of such payment shall be deemed to have been waived.

        b. MAS agrees that MAS will consult with AD and ARC, a reasonable time prior to the issuance of any press release referring to AD, ARC, the Merger, the Agreement or this addendum, concerning the content of such release.

        c. This addendum will become effective concurrently with the effective date of the Merger, of which AD will promptly advise MAS.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above set forth.



                                             AmericasDoctor.com, Inc.
                                             By:  /s/ Scott Rifkin
                                             Scott Rifkin

                                             Medical Advisory Systems, Inc.
                                             By:  /s/ Ronald W. Pickett

Acknowledged:

Affiliated Research Centers, Inc.
Signed:  Affiliated Research Centers, Inc.